Exhibit 99.2

Remarks of Bernard P. Aldrich
Rimage Corporation 3rd Quarter 2004 Conference Call
October 21, 2004

•	Good morning and thanks for taking the time to participate in our third quarter earnings conference call.

•	Joining me today is Rob Wolf, our Chief Financial Officer, who will review our recent operating results in some detail, Dave Suden, our Chief Technology Officer, and Manny Almeida, our Executive Vice President.

•	We will all be available for your questions following our introductory remarks.

•	In keeping with Regulation FD, which prohibits us from providing any guidance or other forward-looking statements unless they are simultaneously released to the public, we have provided financial guidance in our third quarter release.

•	It is important to understand that this guidance is subject to a number of risks that could affect our anticipated performance.

•	These risks are set forth in our filings with the Securities and Exchange Commission, which we urge you to review.

•	Turning now to the subject of this conference call, the third quarter of 2004 was another above-plan period for Rimage.

•	Third quarter sales rose 30% to $17.9 million, while net income increased 7% to $2.1 million or $0.21 per diluted share.

•	These results exceeded our prior financial guidance for this period, which called for earnings of $0.18 to $0.20 per diluted share on revenues of $16 to $17 million.

•	In discussing our third quarter performance, I will not repeat the details provided in this morning’s release except to say that a shift in our sales mix, combined with higher levels of operating expenses, caused our earnings growth to lag our strong top line growth.

•	These factors are a short-term consequence of the new, growth-oriented business model that we have been implementing in 2004.

•	Today, I would like to discuss this business model in some detail, explain why we are taking this step and why we are confident this new model will generate strong long-term growth and profitability.

•	First, I want to emphasize that we fully intend to defend and expand our industry-leading position in Rimage’s traditional markets served by our high-end Producer product line.

•	We will continue to pursue any number of attractive opportunities in this arena.

•	However, in order to drive double-digit sales growth, we are aggressively pursuing higher-growth opportunities in such emerging markets as retail photography, medical imaging and record keeping, and business offices.

•	As emerging opportunities, each of these major markets is largely untapped.

•	Successfully penetrating them has the potential to drive our sales well over the $100 million mark.

•	Moreover, each of these markets has the potential for generating strong levels of recurring revenues related to consumable supplies.

•	To participate in these markets, we have had to take a number of actions.

•	First, we had to develop the appropriate products.

•	Based on market research, we learned that our publishing systems had to have a smaller physical footprint in order to fit onto crowded retail counters or physician offices.

•	They also had to be highly user-friendly.

•	Perhaps most importantly, publishers for these markets had to carry lower average selling prices.

•	We have met all of these and other requirements with our recently introduced DiscLab and Desktop 2000i systems.

•	The DiscLab system is selling strongly into the medical imaging market, and it is being deployed by a major national retailer as the digital output solution for its one-hour photo processing labs.

•	The new 2000i is also enjoying strong demand in the general office market, and we expect demand to grow further as we continue building a specialized distribution channel for this product line.

•	The job of product development is not done with the DiscLab and 2000i.

•	We are working on other new-generation products, and you can expect additional product introductions over the coming year.

•	To penetrate retail, medical and general office markets, we also have been significantly strengthening our sales and marketing organization, in addition to expanding marketing support for our new products.

•	Prior to implementing our growth plans, Rimage’s sales and marketing organization was relatively small.

•	This was in keeping with the Producer-related opportunities we were pursuing, but a sales and marketing organization of that scope and size was inadequate for penetrating far larger markets.

•	Consequently, we have devoted considerable resources in 2004 toward hiring high-quality managers with direct experience in our targeted markets.

•	Finally, these new markets offer the potential for generating significantly higher volumes of recurring revenues.

•	Under our new consumables initiative, we are marketing kits consisting of blank CD or DVD discs with replacement label printer ribbons and cartridges.

•	These Rimage-branded kits are making it easier and more convenient for customers to order their consumable supplies.

•	Moreover, by leveraging our infrastructure over an expanding base of media kit sales, which carry profit margins below Rimage’s historic norm, we believe our consumables strategy also should result in growing levels of incremental earnings going forward.

•	So what can you, as investors, expect of Rimage from our unfolding growth-oriented business model.

•	This model is designed to generate stronger sales growth than we have recorded in past years.

•	This initial aspect of our model has started working as planned.

•	Due to shift in our sales mix toward lower-priced products and consumable supplies, our gross margins will likely be in the low to mid-40% range going forward.

•	As a growth company, R&D and sales and marketing expenses will remain above our historic norms in absolute dollars but are expected to remain consistent with historic norms when measured as a percentage of sales.

•	Finally, as sales continue to grow and total operating expenses begin to plateau, operating margins are expected to rebound from their current level in the high teens.

•	At this point, I want to emphasize that we are implementing a long-term growth strategy.

•	As such, it may be another year before our business model is fully unfolded.

•	However, we fully expect to remain solidly profitable throughout this transitional period.

•	Our ability to generate strong earnings while implementing new sales strategies, introducing new products and strengthening our sales and marketing organization speaks well for the underlying earnings power of this organization.

•	Thank you. Now, Rob Wolf will review our third quarter results in some detail.

Remarks of Robert M. Wolf
Rimage Corporation 3rd Quarter 2004 Conference Call
October 21, 2004

•	Thanks, Bernie

•	Since our top line growth has already been covered in some detail, I will only highlight a few points about our third quarter sales.

•	Reflecting the impact of our new consumables strategy, recurring revenues increased 86% in the third quarter and accounted for 41% of total sales, up from 29% in last year’s third quarter.

•	International sales, primarily European, increased 7% in the third quarter and accounted for 34% of the sales total for this period, compared to 39% in the year-earlier period.

•	As we indicated in our second quarter release, the third quarter is typically the seasonally slowest period of the year for European sales.

•	Moreover, international sales as a percentage of total third quarter sales was affected by the strong growth in consumables, which was generated primarily in the U.S.

•	Currency effects increased worldwide sales by 2% in this year's third quarter.

•	Rimage’s gross margin declined to 44% in the third quarter, from 46% in the second quarter and 48% in last year’s third quarter.

•	As forecasted in previous conference calls, our reduced gross margin reflects the shift in our sales mix toward lower-margin products, including consumables and the new DiscLab and 2000i product lines.

•	We believe these same factors will cause our fourth quarter gross margin to approximate the third quarter level.

•	As Bernie discussed, we believe that the margin impact of our consumables strategy will be partly offset over time by the growing revenues generated by media kit sales.

•	Moving down the P&L, third quarter R&D expense of $1.0 million was down from $1.2 million in this year’s second quarter but was up from $867,000 in the third quarter of 2003.

•	However, due to the impact of strongly higher sales, R&D expense declined to 6% of sales in the third quarter, from 7% of sales in this year’s second quarter and was unchanged in comparison to the year-earlier period.

•	R&D spending, which even at today’s increased levels remain thoroughly consistent with our historic norms as a sales percentage, is expected to remain at or near current levels in this year’s fourth quarter due to a number of product development initiatives currently underway.

•	Selling, general and administrative expense came to $3.7 million in the third quarter, virtually unchanged from the second quarter level but was up 33% from last year’s third quarter.

•	The higher SG&A expense reflects the implementation of sales and marketing initiatives aimed at supporting new product introductions and expanding our sales and marketing organization.

•	However, again due to the impact of our growing sales, SG&A expense declined to 20% of total third quarter sales, from 21% of second quarter sales and was unchanged from last year’s third quarter. So despite the increase in absolute dollars, SG&A expense also remains in line with our historic sales percentage norms.

•	Operating income totaled $3.1 million in this year’s third quarter, virtually unchanged from the second quarter level but was up 4% from the level reported in the third quarter of 2003.

•	As a result, our third quarter operating margin came to 18%, which was unchanged from the second quarter level and down from 22% in last year’s third quarter.

•	As sales continue to grow in response to our growth strategies and as operating expenses begin to plateau, we believe that our operating margins should start to rebound from current levels.

•	Turning now to our balance sheet, cash and investments totaled $49.2 million at the end of the third quarter, down slightly from $49.4 million at the end of the second quarter and up from $48.6 million at December 31, 2003.

•	The modest decline in cash balances between the second and third quarters resulted from the use of cash to finance inventories, which increased in the third quarter due, in part, to support the DiscLab and Desktop 2000i introductions.

•	Moreover, due to the growth of our consumables sales, we now must stock additional inventories of both blank CD/DVD media and printer ribbons and cartridges.

•	These facts notwithstanding, we are continuing to generate strong operating cash flows due to our low capital requirements and solid margins.

•	Finally, shareholders’ equity rose to $59.4 million at the end of the third quarter, from $56.2 million at the end of the second quarter and $52.0 million at year-end 2003.

•	That wraps up our formal remarks, and now the conference call operator will poll you for any questions.